                ARTICLES OF ASSOCIATION OF THE MERCANTILE COMPANY
                                  ENREGA, S.L.

                    PART I - NAME, DURATION, ADDRESS, OBJECT

ARTICLE 1 - NAME
----------------

A Limited Liability Company to be known as ENREGA, SL is hereby set up, governed by these Articles,  and, where no provision is contained therein, by the Limited
Liability Company Act, the Companies  Register  Regulations and other applicable provisions.

ARTICLE 2 - LIFE OF THE COMPANY
-------------------------------

The Company is set up for an  unrestricted  period.  The company shall  commence trading on the date of execution of its incorporation documents.

ARTICLE 3 - REGISTERED OFFICE
-----------------------------

The Company's  registered office is in Mourentans,  parroquia de Viceso,  Brion,
Coruna,  Galicia. The Company may set up branches,  agencies or offices in Spain or abroad, upon resolution of the Administrative Body, which may also resolve to move the  registered  office within the said  municipal  boundaries  and to move branches, agencies or offices.

ARTICLE 4 - OBJECT
------------------

The object of the Company is:

(a)  To operate on the electricity market in all its processes,  from production and  co-generation  to sale  and use of  electricity,  using  all  types of supply,  including  wind power,  and taking any necessary or  supplementary action for the purpose,  complying at all times with current legislation in the  trading  area.  To  purchase,  lease  concessions  for the  running of business as well as granting concessions themselves.

(b)  Research, development and use of new technology.

(c)  Real estate management, development and operation.

The Company may carry out the activities listed directly or indirectly, in whole or in part,  through  shareholdings  in other companies with the same or similar objects.

                     PART II - REGISTERED CAPITAL AND SHARES

ARTICLE 5 - REGISTERED CAPITAL
------------------------------

The  registered  capital is THREE  THOUSAND AND FIFTY  EUROS,  divided into FIVE
THOUSAND SHARES, cumulative and indivisible,  numbered from ONE to FIVE THOUSAND inclusive,  with a par  value  of 0.61  Euros  each.  Shares  forming  the  said registered capital are fully subscribed and paid up.

ARTICLE 6 - SHARE OPTION
------------------------

In capital increases where new shares are created,  each shareholder may acquire a number of shares proportionate to the par value of his current holding.

The option shall be exercised  within the period set when  adopting the increase resolution,  which may not be less than one month from  publication of the offer of the new shares for sale in the Official Bulletin of the Companies Register.

The  Administrative  Body may replace  publication  of the notice by a letter to each  shareholder,  and the deadline for acquisition of the new shares shall run from despatch of the said letter.

                            PART III - COMPANY SHARES

ARTICLE 7 - COMPANY SHARE SYSTEM
--------------------------------

Shares may be transferred by all lawful methods,  but shall always be officially
registered.   The   foregoing    notwithstanding,    transfer   of   shares   to
non-shareholders is subject to the following rules:

1.   The  shareholder  wishing to  transfer  all or part of his shares  shall so state in a registered letter with receipt,  which may be preceded by a fax, to the Administrative Body, stating the number of shares which he wishes to sell, the name and personal details of the initially selected purchaser and the sale price.

2.   Transfer  shall be subject to Company  approval.  The  Administrative  Body shall convene a  Shareholders'  General  Meeting for the purpose to be held within a maximum of 45 days,  to resolve as to consent to the  transfer  of shares to non-shareholders.

3.   Shareholders  wishing to purchase shall so state within 30 days of the date of receipt of notice from the Administrative Body by registered letter with receipt,  or by fax to the  Administrative  Body,  which shall  communicate these replies immediately to the seller.

4.   If more than one shareholder is interested in purchasing the shares offered for sale,  allocation  between them shall be proportionate to the number of shares held by each.

5.   If shareholders  wishing to purchase the shares offered  disagree as to the price initially set by the seller, the final sale price of the shares shall be set by the Company auditor or, where appropriate,  the Auditor appointed by the  Companies  Register for the  Company's  registered  office,  at the request of an  interested  party,  in  compliance  with the  provisions  of
     Article 29 d. of the Limited Liability Companies Act.

6.   If shareholders do not wish to purchase all the shares offered,  the seller may proceed with the sale of shares under the agreed  conditions and within a  maximum  period  of  thirty  calendar  days  from the date on which  the
     Administrative  Body  informed him of the negative  reply of the  remaining shareholders.  Otherwise his right to carry out the proposed transfer shall lapse and, to put it into effect, he shall recommence the procedure set out in this article.

7.   The  proposed   transfer   system  under  this  article  shall  apply  when
     acquisition   of  shares  has  arisen  as  a  consequence  of  judicial  or administrative enforcement proceedings.

8.   Restrictions provided in the article shall not apply to acquisition through inheritance,  provided that those  acquiring them can prove their status as legal heirs of the deceased shareholder. In other cases of acquisition as a result of death  the  transfer  system  set out in the  previous  paragraph hereof shall apply.

ARTICLE 8 - CORRESPONDENCE AND SHARE REGISTER
---------------------------------------------

The Company  shall keep a Share  Register  containing  the  personal  details of shareholders,  shares held and any changes arising.  Any shareholder may consult the Share Register,  which shall be kept by and under the  responsibility of the
Administrative Body.  Shareholders may obtain a certification of their shares as they appear in the Share Register.

             PART IV - GOVERNMENT AND ADMINISTRATION OF THE COMPANY

ARTICLE 9 - COMPANY BODIES
--------------------------

The Company bodies are the General Meeting,  which is the supreme  authority and at which a majority  vote is taken in matters  within its  jurisdiction,  and an
Administrative    Body   responsible   for   management,    administration   and
representation of the Company,  with powers vested in it under the law and these
Articles.

                        CHAPTER ONE - THE GENERAL MEETING

ARTICLE 10
----------

The  General  Meeting is the supreme  body of the  Company and its duly  adopted
Resolutions  shall  be  binding  upon  all  shareholders,  including  absentees, abstainers and dissidents.

ARTICLE 11 - CALLING
--------------------

The  General  Meeting  shall be convened by the  Administrative  Body.  At least fifteen  days shall  elapse  between  calling a General  Meeting and its planned date.  The calling  notice shall be sent out in  duplicate  to all  shareholders appearing the Share Register,  to the address  appearing  therein,  and one copy shall be returned signed by the addressee.  If he refuses to sign the duplicate, the  calling  notice  shall be served  upon him  through a notary at the address given. The calling notice shall state the company name,  venue, date and time of the meeting, agenda and person or persons sending it out.

ARTICLE 12
----------

The Administrative Body shall call a General Meeting as and when it sees fit and at the  request  of a number  of  shareholders  representing  at least 5% of the company capital. In the latter case the meeting shall be called within the month following the date on which notice was served through notarial channels upon the
Administrative  Body.  If the meeting is not called as provided in the  previous paragraph, shareholders may appeal to the Judge of First Instance of the area in which the Company is situated,  to call the meeting and appoint the Chairman and
Secretary of the Meeting to be held.

ARTICLE 13
----------

A General  Meeting  shall be held at least  once  during the first six months of each financial year to approve company management and, if appropriate, adopt the accounts  for the  previous  financial  year and  resolve  as to  allocation  of results.  The  Meeting may  discuss  and agree upon any matter  submitted  to it provided always that it is validly  constituted and within its statutory powers, taking into account the matter to be discussed.

ARTICLE 14 - ADOPTION OF RESOLUTIONS
------------------------------------

Company  Resolutions shall adopted by majority vote validly cast provided always that it represents at least 35% of the voting capital.  However,  Resolutions on authorisation  of  share  transfer  to  non-shareholders,  capital  increase  or decrease, waiver of option rights in capital increases, changes in the method of organising  the  Company  administration  within the  limits of these  Articles, restructuring,  merger, demerger, expansion or winding up of the Company and, in general,  any amendment of the Articles of  Association,  the favourable vote of shareholders  representing  over 70% of the  voting  capital  is  required.  The
Meeting  shall be  quorate  if  attended  by a number of  shareholders  enabling resolutions  to be  adopted  by the  majority  required  for  the  matter  to be discussed.

ARTICLE 15 - ATTENDANCE AT GENERAL MEETINGS
-------------------------------------------

All  shareholders may attend General  Meetings.  The  Administrative  Body shall attend General Meetings. They may be attended by Directors, Managers, Attorneys,
Technical  Advisers  and any  other  person  who  the  Chairman  of the  Meeting considers  should  attend the Meeting in the interest of the correct  running of
Company  affairs.  The  Chairman of the Meeting  may,  in  principle,  allow the attendance of whomsoever he wishes. The Meeting may revoke such authorisation.

ARTICLE 16 - UNIVERSAL MEETING
------------------------------

A General Meeting shall be validly  constituted to discuss any business  without prior  notice  provided  always  that the total  company  capital  is present or represented  and those present agree  unanimously to hold the Meeting and on its
Agenda. A Universal Meeting may be held anywhere in national territory.

ARTICLE 17 - ORGANISATION OF THE MEETING
----------------------------------------

General Meetings shall be held in the area of the Company's  registered  office,
agency  or  branch.   Plenary   Meetings  may  be  held  wherever   shareholders
representing the entire Company capital are present.

The Meeting shall be chaired by a member of the  Administrative  Body elected by shareholders  present,  except when the Administrative  Body of the Company is a
Board,  in which case its  Chairman  shall chair the Meeting or, in his absence, its  Vice-Chairman.  If neither of the  aforementioned  are present,  the person elected on each occasion by the majority of shareholders  present at the Meeting shall chair it.

A member  of the  Administrative  Body  specially  elected  for the  purpose  by
Shareholders  present shall act as Secretary unless the  administrative  Body of the Company is a Board,  in which case the  Secretary  of the Board shall act as
Secretary of the Meeting or, in his absence, the Deputy Secretary. If neither of the aforementioned are present the person elected on each occasion by a majority of the shareholders present at the meeting shall act as Secretary.  The Chairman of the Meeting shall direct the  proceedings,  give order for the speakers,  and determine the duration of successive contributions.

ARTICLE 18 -  MINUTES AND CERTIFICATION OF GENERAL MEETINGS
-----------------------------------------------------------

Minutes  of each  General  Meeting  shall be  entered  in the Book  kept for the purpose,  together  with any  resolution  adopted and signed by the Chairman and
Secretary.  The  Minutes  may be  approved  by the  General  Meeting  itself or, otherwise, within 15 days by the Chairman and the scrutinisers, one representing the majority and the other the minority.  Resolutions of General Meetings may be produced whenever necessary by certification under current legislation.

Public  registration of resolutions  both of the Meeting and the  Administrative
Body shall be carried out by  authorised  persons.  Any  director may also do so without special appointment.

             CHAPTER TWO: THE ADMINISTRATIVE BODY AND REPRESENTATION

ARTICLE 19 - THE ADMINISTRATIVE BODY AND ITS COMPOSITION
--------------------------------------------------------

Company  administration  may be entrusted to a Sole  Director,  to two directors acting in  association  or jointly and severally or to a Board of Directors,  at the  discretion  of  the  General  Meeting  without  amending  the  Articles  of
Association.

If the General Meetings opts for the Board, it shall comprise a minimum of three and a maximum  of seven  Directors.  Appointment  of such  persons,  who must be shareholders,  is the province of the General Meeting.  Appointment of Directors shall take effect as of their acceptance.

Board  Meetings  shall be called  by the  Chairman  when he sees fit,  or at the request of a least two  Directors,  who shall request a Meeting in writing or by fax, with five days notice,  stating the matters to be discussed. A period of at least fifteen days must elapse  between the date of the calling  notice and that of the meeting. The calling notice shall include the Agenda,  stating matters to be discussed and enclosing copy of any document to be tabled or submitted to the
Board for approval.

The Board  shall be  considered  quorate  when the  majority  of its members are present or represented  by a proxy.  Proxies shall be appointed by letter to the
Chairman. Resolutions shall be adopted by the absolute majority of those present at the Meeting.

Permanent  delegation  of some or all of its powers which may be so delegated to an Executive  Committee or various  appointed  directors and the  appointment of administrators  to assume such office shall require the  favourable  vote of two thirds of the members of the Board and shall not take  effect  until it has been registered in the Companies Register.

A ballot without a meeting shall be valid provided that it is not opposed by any director.  Discussions and Resolutions of the Board shall be entered in a Minute
Book and signed by the Chairman and Secretary.

The Board shall elect from among its members a Chairman, Secretary and up to two
Deputy  Secretaries.  The  Secretary  and the  Deputy  Secretaries  need  not be directors, in which case they may speak but not vote.

The  Administrative  Body,  in  whatever  form,  shall  direct,  administer  and represent  the  Company  within the  confines of its  object,  and may  discuss, resolve  and operate  completely  freely in all  matters  not  reserved  for the
General  Meeting  under  the Law or these  Articles,  without  prejudice  to the appointment of any person by the Administration itself.

ARTICLE 20 - TERM OF OFFICE
---------------------------

Directors' terms of office are unrestricted. Votes representing over one half of the Company capital will be required to remove a director from office.

Persons precluded under Act 12/1995 of 11 May or other statutorily  disqualified persons may not hold office as Directors.

ARTICLE 21 - REMUNERATION OF DIRECTORS
--------------------------------------

The office of Director is not remunerated.

              SECTION IV - BALANCE SHEET AND DISTRIBUTION OF PROFIT

ARTICLE 22
----------

The  financial  year shall  commence on 1 January and end on 31 December of each year.  Exceptionally,  the first year shall commence on the date of registration of the Company.

ARTICLE  23
-----------

The Administrative  Body, as provided in the Limited Liability Companies Act and other applicable commercial legislation, shall prepare annual accounts, a report on  administration  and propose the allocation of results and, where  necessary, consolidated  accounts and reports for submission to the General  Meeting,  when they have been checked and reviewed by the Auditors.

ARTICLE 24
----------

Any  shareholder has a right to examine the annual accounts within 15 days prior to a General  Meeting  held to discuss  them,  he can do this for  himself or by employing an expert to do so, checking all the relevant original  documents that make up the annual accounts without time restriction.

ARTICLE  25
-----------

The Company's liquid profits shall be distributed as follows, in accordance with the approved balance sheet.

(a)  The  necessary  sum to  cover  statutory  requirements  or  those  of these
     Articles.

(b)  The  remainder of the profits  shall be  distributed  each year between the shareholders  unless such distribution is outvoted by 85% of the registered capital.

                     SECTION VI - WINDING UP AND LIQUIDATION

ARTICLE 26 - WINDING UP
-----------------------

The Company  may be wound up on the  grounds  set out in the  Limited  Liability
Companies  Act. The General  Meeting may be duly  convened at any time decide to wind up and liquidate the Company.

ARTICLE 27 - LIQUIDATORS
------------------------

The General  Meeting  which  agrees on the winding up of the Company  shall also appoint  liquidators who may be former members of the  Administrative  Body. The number of  liquidators  shall always be uneven.  If the Meeting  resolves on the appointment of the former Directors as liquidators and their number is even, the
General Meeting shall decide which Director will not be appointed as liquidator.

ARTICLE 28 - LIQUIDATION PROCEDURE
----------------------------------

Liquidation of the Company shall comply with statutory regulations and any other which are additional but not contradictory thereto agreed by the General Meeting in which the resolution to wind up the Company was taken.

ARTICLE 29 - ARBITRATION
------------------------

Any doubt,  query or dispute  arising in the  interpretation  or  application of these  Articles  between  shareholder  among  themselves  or with the Company or
Company bodies, except where otherwise provided by law, shall be resolved in the area of the  registered  office,  by  arbitrators  appointed  as provided in the current  Private  Arbitration  Act,  and all  shareholders,  the Company and its bodies shall be bound by the arbitration ruling.